Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, News America Debenture-Backed Series 2002-9
*CUSIP:   21988G437     Class    A-1
          21988GBT2     Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of   December 1, 2003.....                                    $0.00
        Scheduled Income received on securities.....             $1,015,637.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,015,625.00
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                   -$12.50
Balance as of   June 1, 2004.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   December 1, 2003.....                                    $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   June 1, 2004.....                                        $0.00


               UNDERLYING SECURITIES HELD AS OF      June 1, 2004

              Principal
               Amount
              ---------                   Title of Security
                                          -----------------
              $26,210,000       News America Incorporated 7.75% Senior
                                Debentures due December 1, 2045
                                *CUSIP:   652478BA5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.